Exhibit 99.1

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH COMPANIES INC. ANNOUNCES FIRST-QUARTER 2021 RESULTS

•First-Quarter 2021 Financial Results
◦Revenues of $2.027 Billion
◦GAAP Net Loss of $610 Million
◦Adjusted EBITDA (non-GAAP)1 of $852 Million
◦GAAP Cash Generated from Operations of $443 Million
•Company Continues to Make Progress on Planned Separation of Eye Health Business
◦Announces Leadership Team of Bausch + Lomb
◦Now Operates in Five Reportable Segments
•Reaffirmed 2021 Full-Year Revenue and Adjusted EBITDA (non-GAAP) Guidance Ranges

LAVAL, Quebec, May 4, 2021 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company” or “we”) today announced its first-quarter 2021 financial results.

“Bausch Health entered 2021 with strong momentum as our recovery from the COVID-19 pandemic continues. Our business is generating strong cash flow, many of our leading products have increased market share in key markets, and we are advancing our pipeline,” said Joseph C. Papa, chairman and CEO, Bausch Health.

“We are taking action to accelerate the strategic alternatives process to expedite the spinoff of
Bausch + Lomb as we remain committed to unlocking value across our two attractive businesses. We are focused on execution and growth as we position these two strong, but dissimilar businesses as attractive growth opportunities in the markets they serve,” continued Mr. Papa.

Select Company Highlights
•Increased total Company reported revenue by 1% compared to the first quarter of 2020
•Launched Solta Medical’s Clear + Brilliant® Touch laser in the United States
•Launched Bausch + Lomb’s Alaway® Preservative Free (ketotifen fumarate ophthalmic solution, 0.035%), antihistamine eye drops in the United States
•Entered into an agreement to divest Amoun Pharmaceutical Company S.A.E. to Abu-Dhabi based ADQ; the transaction is expected to close in the first half of 2021
•Repaid debt by $200 million in the first quarter of 2021 using cash generated from operations; Bausch Health has no mandatory amortization payments or debt maturities until 2024
•Announced in March that Sam Eldessouky, the Company’s current Controller and Chief Accounting Officer, has been appointed to the role of Chief Financial Officer (CFO) and will succeed Bausch Health’s current CFO Paul S. Herendeen, effective June 1, 2021. Mr. Herendeen will remain at Bausch Health in the newly created role of Advisor to the Chairman and CEO

___________________________________
1 Please see the tables at the end of this news release for a reconciliation of this and other non-GAAP measures to the nearest comparable GAAP measure.

1 | Page

Pipeline Advancements
•VYZULTA® (latanoprostene bunod ophthalmic solution), 0.024%, received regulatory approval in South Korea, Brazil and Qatar, and has launched in Taiwan
•LUMIFY® (brimonidine tartrate ophthalmic solution 0.025%) redness reliever eye drops received regulatory approval in South Korea
•BAUSCH + LOMB ULTRA® ONE DAY daily disposable silicone hydrogel contact lenses received regulatory approval in Taiwan
•Announced statistically significant topline results from the first Phase 3 trial evaluating the investigational NOV032 (perfluorohexyloctane) as a first-in-class eye drop with a novel mechanism of action to treat the signs and symptoms of dry eye disease associated with meibomian gland dysfunction
•Announced statistically significant topline results from the second pivotal Phase 3 trial evaluating the investigational IDP-126 gel in acne vulgaris

Progress on Planned Separation of Eye Health Business
Today, the Company announced that Joseph C. Papa and Sam Eldessouky will serve as CEO and CFO of Bausch + Lomb upon separation of the Bausch + Lomb eye health business.3 In addition, the Company continued to make progress toward internal objectives necessary for the separation, including operating in five reportable segments commencing with the first quarter of 2021.

First-Quarter 2021 Revenue Performance
Total reported revenues were $2.027 billion for the first quarter of 2021, as compared to $2.012 billion in the first quarter of 2020, an increase of $15 million. Revenue was negatively impacted by approximately $100 million in the first quarter of 2021 due to the COVID-19 pandemic. Excluding the favorable impact of foreign exchange of $33 million and the impact of divestitures and discontinuations of $10 million, revenue declined organically1,4 by $8 million compared to the first quarter of 2020.

Revenues by segment were as follows:

___________________________________
2 Bausch Health acquired an exclusive license from Novaliq GmbH for the commercialization and development of NOV03 in the United States and Canada.
3 The Company Board has proposed that these individuals be appointed as CEO and CFO of Bausch + Lomb at the time of the separation. Such individuals will continue to serve in their current roles at the Company prior to the separation.
4 Organic growth/change, a non-GAAP metric, is defined as a change on a period-over-period basis in revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations.

2 | Page

	Three Months Ended March 31,
(in millions)	2021	2020[5]	Reported Change	Reported Change	Change at Constant Currency[6]	Organic Change[1,4]
Total Bausch Health Company	$2,027	$2,012	$15	1%	(1%)	—%

Bausch + Lomb/International	$881	$875	$6	1%	(2%)	(2%)

Bausch Pharma[7,8]	$1,146	$1,137	$9	1%	—%	1%
Salix segment	$472	$477	($5)	(1%)	(1%)	(1%)
International Rx segment	$306	$291	$15	5%	4%	4%
Ortho Dermatologics segment	$141	$131	$10	8%	5%	5%
Diversified Products segment	$227	$238	($11)	(5%)	(5%)	(2%)

Bausch + Lomb Segment5
Bausch + Lomb segment revenues were $881 million for the first quarter of 2021, as compared to $875 million for the first quarter of 2020, an increase of $6 million, or 1%. Excluding the favorable impact of foreign exchange of $26 million and the impact of divestitures and discontinuations of $2 million, the Bausch + Lomb segment decreased organically1,4 by approximately 2% compared to the first quarter of 2020, primarily due to the impact of the COVID-19 pandemic.

Bausch Pharma7,8
Bausch Pharma revenues (non-GAAP)8 were $1.146 billion for the first quarter of 2021, as compared to $1.137 billion for the first quarter of 2020, an increase of $9 million, or 1%. Excluding the favorable impact of foreign exchange of $7 million and the impact of divestitures and discontinuations of $8 million, revenue increased organically1,4 by 1%.

•Salix Segment
Salix segment reported and organic1,4 revenues were $472 million for the first quarter of 2021, as compared to $477 million for the first quarter of 2020, a decrease of $5 million, or 1%. The decline was primarily driven by the impact of the COVID-19 pandemic, including decreased sales of XIFAXAN® (rifaximin), which declined by 2% compared to the first quarter of 2020.

•International Rx Segment5
International Rx segment revenues were $306 million for the first quarter of 2021, as compared to $291 million for the first quarter of 2020, an increase of $15 million, or 5%. Excluding the favorable impact of foreign exchange of $4 million and the impact of divestitures and discontinuations of $1 million, the International Rx segment increased organically1,4 by approximately 4% compared to the first quarter of 2020, primarily due to increased revenues in Latin America.
___________________________________
5 In connection with the planned separation of the Company's eye health business into an independent publicly traded entity from the remainder of Bausch Health Companies Inc., the Company has realigned and has begun managing its operations in a manner consistent with the organizational structure of the two separate entities as proposed by the separation. Commencing in 2021, the Company realigned its segment reporting structure and now operates in five reportable segments.
6 To assist investors in evaluating the Company’s performance, we have adjusted for changes in foreign currency exchange rates. Change at constant currency, a non-GAAP metric, is determined by comparing 2021 reported amounts adjusted to exclude currency impact, calculated using 2020 monthly average exchange rates, to the actual 2020 reported amounts.
7 The remainder of Bausch Health is referred to as “Bausch Pharma” and will assume a new name upon the separation of the Company’s eye health business, Bausch + Lomb.
8 Bausch Pharma revenues, a non-GAAP metric, are determined by subtracting Bausch + Lomb segment revenues for the applicable period from total Bausch Health Company revenues for the applicable period.

3 | Page

•Ortho Dermatologics Segment5
Ortho Dermatologics segment revenues were $141 million for the first quarter of 2021, as compared to $131 million for the first quarter of 2020, an increase of $10 million, or 8%. Excluding the favorable impact of foreign exchange of $3 million, the Ortho Dermatologics segment grew organically1,4 by approximately 5% compared to the first quarter of 2020, primarily driven by sales of the Thermage® franchise, which grew by 39% compared to the first quarter of 2020, partially offset by a decrease in net realized pricing of our medical dermatology products and by the loss of exclusivity of products in the segment, which negatively impacted revenues by approximately $6 million.

•Diversified Products Segment5
Diversified Products segment revenues were $227 million for the first quarter of 2021, as compared to $238 million for the first quarter of 2020, a decrease of $11 million, or 5%. Excluding the impact of divestitures and discontinuations of $7 million, the Diversified Products segment declined organically1,4 by 2% compared to the first quarter of 2020. The decrease in revenue was primarily attributable to the previously reported loss of exclusivity for a basket of products.

Operating Results
Operating loss was $221 million for the first quarter of 2021, as compared to operating income of $248 million for the first quarter of 2020, an unfavorable change of $469 million. The change was primarily driven by a goodwill impairment charge of $469 million in our Ortho Dermatologics business and an impairment of $71 million related to the intangible assets of a certain product line in the Ortho Dermatologics business partially offset by profit protection measures taken to manage and reduce our operating expenses and preserve cash during the COVID-19 pandemic.

Net Loss
Net loss for the first quarter of 2021 was $610 million, as compared to $152 million for the same period in 2020, an unfavorable change of $458 million. The change was primarily due to the unfavorable change in our operating results.

Adjusted net income (non-GAAP)1 for the first quarter of 2021 was $370 million, as compared to $316 million for the first quarter of 2020, an increase of $54 million.

Cash Generated from Operations
The Company generated $443 million of cash from operations (GAAP basis) in the first quarter of 2021, as compared to $261 million in the first quarter of 2020, an increase of $182 million, or 70%. The increase in cash from operations was primarily attributed to the timing of payments in the ordinary course of business.

EPS
GAAP Earnings Per Share (EPS) Diluted for the first quarter of 2021 was ($1.71), as compared to ($0.43) for the first quarter of 2020.

Adjusted EBITDA (non-GAAP)1
Adjusted EBITDA (non-GAAP)1 was $852 million for the first quarter of 2021, as compared to $813 million for the first quarter of 2020, an increase of $39 million. The increase was primarily due to profit protection measures taken to manage and reduce our operating expenses and preserve cash during the COVID-19 pandemic.

4 | Page

2021 Financial Outlook
Bausch Health reiterated guidance for the full year of 2021 as follows:
•Full-year revenue range of $8.60 – $8.80 billion
•Full-year Adjusted EBITDA (non-GAAP) range of $3.40 – $3.55 billion

Other than with respect to GAAP Revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. In periods where significant acquisitions or divestitures are not expected, the Company believes it might have a basis for forecasting the GAAP equivalent for certain costs, such as amortization, which would otherwise be treated as non-GAAP to calculate projected GAAP net income (loss). However, because other deductions (such as restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP). These statements represent forward-looking information and may represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the Forward-looking Statements section of this news release.

Additional Highlights
•Bausch Health’s cash, cash equivalents and restricted cash were $1.893 billion9,10 at March 31, 2021
•The Company’s availability under its 2023 Revolving Credit Facility was $1.124 billion at March 31, 2021
•Basic weighted average shares outstanding for the first quarter of 2021 were 356.8 million shares. Diluted weighted average shares outstanding for the first quarter of 2021 were 363.5 million shares11

Conference Call Details

Date:	Tuesday, May 4, 2021

Time:	8:00 a.m. EDT

Webcast:	http://ir.bauschhealth.com/events-and-presentations

Participant Event Dial-in:	+1 (888) 317-6003 (United States) +1 (412) 317-6061 (International) +1 (866) 284-3684 (Canada)

___________________________________
9 Cash, cash equivalents and restricted cash at March 31, 2021 includes remaining net proceeds from the December 2019 bond issuance intended to be used to finance the $1.210 billion settlement of the U.S. Securities litigation due in 2021.
10 As of March 31, 2021, cash and cash equivalents excludes $54 million of cash and cash equivalents classified as held for sale associated with the Company’s agreement to sell all of its equity interests in Amoun Pharmaceutical Company S.A. E.
11 Diluted weighted average shares includes the dilutive impact of options and restricted stock units, which are approximately 6,657,000 common shares for the 3 months ended March 31, 2021, and which are excluded when calculating GAAP diluted loss per share because the effect of including the impact would be anti-dilutive.

5 | Page

Participant Passcode:	1092415

Replay Dial-in:	+1 (877) 344-7529 (United States) +1 (412) 317-0088 (International) +1 (855) 669-9658 (Canada)

Replay Passcode:	10150424 (replay available until May 11, 2021)

About Bausch Health
Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health. More information can be found at www.bauschhealth.com.

Forward-looking Statements
This news release contains forward-looking information and statements, within the meaning of applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, Bausch Health’s future prospects and performance, including the Company’s 2021 full-year guidance, the Company’s plan to separate its eye health business from the remainder of Bausch Health and the anticipated impact of the COVID-19 pandemic on the Company and the Company’s recovery therefrom. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions, and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. These forward-looking statements, including the Company’s full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties relating to the Company’s proposed plan to separate its eye health business from the remainder of Bausch Health, including the expected benefits and costs of the separation transaction, the expected timing of completion of the separation transaction and its terms, the Company’s ability to complete the separation transaction considering the various conditions to the completion of the separation transaction (some of which are outside the Company’s control, including conditions related to regulatory matters and a possible shareholder vote, if applicable), that market or other conditions are no longer favorable to completing the transaction, that any shareholder, stock exchange, regulatory or other approval (if required) is not obtained on the terms or timelines anticipated or at all, business disruption during the pendency of or following the separation transaction, diversion of management time on separation transaction-related issues, retention of existing management team members, the reaction of customers and other parties to the separation transaction, the qualification of the separation transaction as a tax-free transaction for Canadian and/or U.S. federal income tax purposes (including whether or not an advance ruling from either or both of the Canada

6 | Page

Revenue Agency and the Internal Revenue Service will be sought or obtained), potential dis-synergy costs between the separated entity and the remainder of Bausch Health, the impact of the separation transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets Bausch Health is engaged in, behavior of customers, suppliers and competitors, technological developments and legal and regulatory rules affecting Bausch Health’s business. In particular, the Company can offer no assurance that any separation transaction will occur at all, or that any separation transaction will occur on the terms and timelines anticipated by the Company. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, the fear of that pandemic, the availability and effectiveness of vaccines for COVID-19, and the potential effects of that pandemic, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on the Company, including but not limited to its supply chain, third-party suppliers, project development timelines, employee base, liquidity, stock price, financial condition and costs (which may increase) and revenue and margins (both of which may decrease). In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including, without limitation, assumptions regarding our 2021 full-year guidance with respect to expectations regarding base performance and management’s belief regarding the impact of the COVID-19 pandemic and associated responses on such base performance and the operations and financial results of the Company generally, expected currency impact, the expected timing and impact of loss of exclusivity for certain of our products, expectations regarding gross margin, adjusted SG&A expense (non-GAAP) and the Company’s ability to continue to manage such expense in the manner anticipated and the anticipated timing and extent of the Company’s R&D expense; and the assumption that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. Management has also made certain assumptions in assessing the anticipated impacts of the COVID-19 pandemic on the Company and its results of operations and financial conditions, including: that there will be no material restrictions on access to health care products and services resulting from a possible resurgence of the virus and variant strains thereof on a global basis in 2021; there will be increased availability and use of effective vaccines; that the strict social restrictions in the first half of 2020 will not be materially re-enacted in the event of a material resurgence of the virus and variant strains thereof; that there will be an ongoing, gradual global recovery as the macroeconomic and health care impacts of the COVID-19 pandemic run their course; that the largest impact to the Company’s businesses were seen in the second quarter of 2020; that our revenues will likely return to pre-pandemic levels during 2021, but that rates of recovery will vary by geography and business unit, with some regions and business units expected to lag in recovery possibly beyond 2021; and no major interruptions in the Company’s supply chain and distribution channels. If any of these assumptions regarding the impacts of the COVID-19 pandemic are incorrect, our actual results could differ materially from those described in these forward-looking statements.

Additional information regarding certain of these material factors and assumptions may also be found in the Company’s filings described above. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable in the circumstances, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures, including: (i) Adjusted

7 | Page

EBITDA (non-GAAP), (ii) organic growth/change, (iii) constant currency and (iv) Bausch Pharma revenues. As discussed below, we also provide Adjusted Net Income (non-GAAP) to provide supplemental information to readers. Management uses these non-GAAP measures as key metrics in the evaluation of the Company’s performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures are useful to investors in their assessment of our operating performance and the valuation of the Company. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors.

However, these measures are not prepared in accordance with GAAP nor do they have any standardized meaning under GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below. However, as indicated above, for guidance purposes, the Company does not provide reconciliations of projected Adjusted EBITDA (non-GAAP) to projected GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Specific Non-GAAP Measures
Adjusted EBITDA (non-GAAP)
Adjusted EBITDA (non-GAAP) is GAAP net loss attributable to Bausch Health Companies Inc. (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (Benefit from) provision for income taxes, depreciation and amortization and certain other items described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance. As a result, the Company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the Company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Adjusted EBITDA (non-GAAP) is net loss attributable to Bausch Health Companies Inc. (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (Benefit from) provision for income taxes, depreciation and amortization and the following items:
•Asset impairments, including loss on assets held for sale: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the

8 | Page

adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets from measuring the performance of the Company and the business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.
•Goodwill impairments: The Company excludes the impact of goodwill impairments. When the Company has made acquisitions where the consideration paid was in excess of the fair value of the net assets acquired, the remaining purchase price is recorded as goodwill. For assets that we developed ourselves, no goodwill is recorded. Goodwill is not amortized but is tested for impairment. The amount of goodwill impairment is measured as the excess of a reporting unit’s carrying value over its fair value. Management excludes these charges in measuring the performance of the Company and the business.
•Restructuring and integration costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Acquisition-related costs and adjustments excluding amortization of intangible assets: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration. In addition, the Company excludes the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are impacted by the timing and size of its acquisitions. There were no acquisition-related costs or fair value inventory step-up for the periods presented.
•Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a cost of refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such charges are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.
•Share-based compensation: The Company has excluded costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.
•Separation costs and separation-related costs: The Company has excluded certain costs incurred in connection with activities taken to: (i) separate the eye-health business from the remainder of the Company and (ii) register the eye-health business as an independent publicly traded entity. Separation costs are incremental costs directly related to effectuating the separation of the eye-health business and include, but are not limited to, legal, audit and advisory fees, employee hiring, relocation and travel costs and costs associated with establishing a new board of directors and audit committee. Separation-related costs are incremental costs indirectly related to the separation of the

9 | Page

eye-health business and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Other Non-GAAP adjustments: The Company has excluded certain other amounts, including legal and other professional fees incurred in connection with legal and governmental proceedings, investigations and information requests regarding certain of our legacy distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, and net gain on sale of assets. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company has also excluded expenses associated with in-process research and development, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Furthermore, as these amounts are associated with research and development acquired, the Company does not believe that they are a representation of the Company’s research and development efforts during any given period. The Company has also excluded IT infrastructure investment, that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Adjusted Net Income (non-GAAP)
Adjusted net income (non-GAAP) is net loss attributable to Bausch Health Companies Inc. (its most directly comparable GAAP financial measure) adjusted for restructuring and integration costs, acquired in-process research and development costs, loss on extinguishment of debt, asset impairments (including loss on assets held for sale), acquisition-related adjustments, excluding amortization, separation costs and separation-related costs and other non-GAAP charges as these adjustments are described above, and amortization of intangible assets as described below:
•Amortization of intangible assets: The Company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

10 | Page

Historically, management has used Adjusted net income (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. This non-GAAP measure excludes the impact of certain items (as described above) that may obscure trends in the Company’s underlying performance. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s operating results and trends for the periods presented. It is management’s belief that this measure is also useful to investors as such measure allowed investors to evaluate the Company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. Accordingly, it is the Company’s belief that Adjusted net income (non-GAAP) is useful to investors in their assessment of the Company’s operating performance and the valuation of the Company. It is also noted that, in recent periods, our GAAP net income (loss) was significantly lower than our Adjusted net income (non-GAAP). Commencing in 2017, management of the Company identified and began using certain new primary financial performance measures to assess the Company’s financial performance. However, management still believes that Adjusted net income (non-GAAP) may be useful to investors in their assessment of the Company and its performance.

Organic Growth/Change
Organic growth/change, a non-GAAP metric, is defined as a change on a period-over-period basis in revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations (if applicable). Organic growth/change is change in GAAP Revenue (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below, of businesses that have been owned for one or more years. Organic revenue growth/change is impacted by changes in product volumes and price. The price component is made up of two key drivers: (i) changes in product gross selling price and (ii) changes in sales deductions. The Company uses organic growth/change to assess performance of its business units and operating and reportable segments, and the Company in total, without the impact of foreign currency exchange fluctuations and recent acquisitions, divestitures and product discontinuations. The Company believes that such measures are useful to investors as they provide a supplemental period-to-period comparison.

Organic growth/change reflects adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates on revenues and (ii) the revenues associated with acquisitions, divestitures and discontinuations of businesses divested and/or discontinued. These adjustments are determined as follows:
•Foreign currency exchange rates: Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the business. The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
•Acquisitions, divestitures and discontinuations: In order to present period-over-period organic revenue (non-GAAP) growth/change on a comparable basis, revenues associated with acquisitions, divestitures and discontinuations are adjusted to include only revenues from those businesses and assets owned during both periods. Accordingly, organic revenue (non-GAAP) growth/change excludes from the current period, revenues attributable to each acquisition for twelve months subsequent to the day of acquisition, as there are no revenues from those businesses and assets included in the comparable prior period. Organic revenue (non-GAAP) growth/change excludes from the prior period, all revenues attributable to each divestiture and discontinuance during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

11 | Page

Constant Currency
Changes in the relative values of non-U.S. currencies to the U.S. dollar may affect the Company’s financial results and financial position. To assist investors in evaluating the Company’s performance, we have adjusted for foreign currency effects. Constant currency impact is determined by comparing 2021 reported amounts adjusted to exclude currency impact, calculated using 2020 monthly average exchange rates, to the actual 2020 reported amounts.

Please also see the reconciliation tables below for further information as to how these non-GAAP measures are calculated for the periods presented.

Bausch Pharma Revenues
Bausch Pharma revenues, a non-GAAP metric, are determined by subtracting Bausch + Lomb segment revenues for the applicable period from total Bausch Health Company revenues for the applicable period.

FINANCIAL TABLES FOLLOW

12 | Page

Bausch Health Companies Inc.		Table 1
Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2021 and 2020
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2021	2020
Revenues
Product sales	$2,003	$1,986
Other revenues	24	26
	2,027	2,012
Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	564	505
Cost of other revenues	10	14
Selling, general and administrative	606	633
Research and development	112	122
Amortization of intangible assets	357	436
Goodwill impairments	469	—
Asset impairments, including loss on assets held for sale	148	14
Restructuring, integration and separation costs	12	4
Other (income) expense, net	(30)	36
	2,248	1,764
Operating (loss) income	(221)	248
Interest income	2	7
Interest expense	(368)	(396)
Loss on extinguishment of debt	(5)	(24)
Foreign exchange and other	1	(13)
Loss before (provision for) benefit from income taxes	(591)	(178)
(Provision for) benefit from income taxes	(16)	26
Net loss	(607)	(152)
Net income attributable to noncontrolling interest	(3)	—
Net loss attributable to Bausch Health Companies Inc.	$(610)	$(152)

13 | Page

Bausch Health Companies Inc.		Table 2
Reconciliation of GAAP Net Loss to Adjusted Net Income (non-GAAP)
For the Three Months Ended March 31, 2021 and 2020
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2021	2020
Net loss attributable to Bausch Health Companies Inc.	$(610)	$(152)
Non-GAAP adjustments: (a)
Amortization of intangible assets	357	436
Goodwill impairments	469	—
Asset impairments, including loss on assets held for sale	148	14
Restructuring and integration costs	3	4
Acquired in-process research and development costs	2	1
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	(9)	13
Loss on extinguishment of debt	5	24
IT infrastructure investment	5	7
Separation costs and separation-related costs	29	—
Legal and other professional fees	17	9
Net gain on sale of assets	(23)	(1)
Litigation and other matters	—	23
Tax effect of non-GAAP adjustments	(23)	(62)
Total non-GAAP adjustments	980	468
Adjusted net income attributable to Bausch Health Companies Inc. (non-GAAP)	$370	$316
(a) The components of and further details respecting each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.

14 | Page

Bausch Health Companies Inc.	Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three Months Ended March 31, 2021 and 2020
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2021	2020
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$606	$633
IT infrastructure investment (a)	(5)	(7)
Legal and other professional fees (b)	(17)	(9)
Separation-related costs (c)	(20)	—
Adjusted selling, general and administrative (non-GAAP)	$564	$617
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$357	$436
Amortization of intangible assets (d)	(357)	(436)
Adjusted amortization of intangible assets (non-GAAP)	$—	$—
Goodwill impairments reconciliation:
GAAP Goodwill impairments	$469	$—
Goodwill impairments (e)	(469)	—
Adjusted goodwill impairments (non-GAAP)	$—	$—
Asset impairments, including loss on assets held for sale reconciliation:
GAAP Asset impairments, including loss on assets held for sale	$148	$14
Asset impairments, including loss on assets held for sale (f)	(148)	(14)
Adjusted asset impairments, including loss on assets held for sale (non-GAAP)	$—	$—
Restructuring, integration and separation costs reconciliation:
GAAP Restructuring, integration and separation costs	$12	$4
Restructuring and integration costs (g)	(3)	(4)
Separation costs (c)	(9)	—
Adjusted restructuring, integration and separation costs (non-GAAP)	$—	$—
Other (income) expense, net reconciliation:
GAAP Other (income) expense, net	$(30)	$36
Litigation and other matters (h)	—	(23)
Acquisition-related contingent consideration (i)	9	(13)
Net gain on sale of assets (j)	23	1
Acquired in-process research and development costs (k)	(2)	(1)
Adjusted other (income) expense, net (non-GAAP)	$—	$—

15 | Page

Bausch Health Companies Inc.	Table 2a (continued)
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three Months Ended March 31, 2021 and 2020
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2021	2020
Loss on extinguishment of debt reconciliation:
GAAP Loss on extinguishment of debt	$(5)	$(24)
Loss on extinguishment of debt (l)	5	24
Adjusted loss on extinguishment of debt (non-GAAP)	$—	$—
(Provision for) benefit from income taxes reconciliation:
GAAP (Provision for) benefit from income taxes	$(16)	$26
Tax effect of non-GAAP adjustments (m)	(23)	(62)
Adjusted provision for income taxes (non-GAAP)	$(39)	$(36)
(a) Represents the sole component of the non-GAAP adjustment of “IT infrastructure investment” (see Table 2).
(b) Represents the sole component of the non-GAAP adjustment of “Legal and other professional fees” (see Table 2). Legal and other professional fees incurred during the three months ended March 31, 2021 and 2020 in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.
(c) Represents the two components of the non-GAAP adjustment of “Separation costs and separation-related costs” (see Table 2).
(d) Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(e) Represents the sole component of the non-GAAP adjustment of “Goodwill impairments” (see Table 2).
(f) Represents the sole component of the non-GAAP adjustment of “Asset impairments, including loss on assets held for sale” (see Table 2).
(g) Represents the sole component of the non-GAAP adjustment of “Restructuring and integration costs” (see Table 2).
(h) Represents the sole component of the non-GAAP adjustment of "Litigation and other matters" (see Table 2).
(i) Represents the sole component of the non-GAAP adjustment of “Acquisition-related costs and adjustments (excluding amortization of intangible assets)” (see Table 2).
(j) Represents the sole component of the non-GAAP adjustment of “Net gain on sale of assets” (see Table 2).
(k) Represents the sole component of the non-GAAP adjustment of “Acquired in-process research and development costs” (see Table 2).
(l) Represents the sole component of the non-GAAP adjustment of “Loss on extinguishment of debt” (see Table 2).
(m) Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).

16 | Page

Bausch Health Companies Inc.	Table 2b
Reconciliation of GAAP Net Loss to Adjusted EBITDA (non-GAAP)
For the Three Months Ended March 31, 2021 and 2020
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2021	2020
Net loss attributable to Bausch Health Companies Inc.	$(610)	$(152)
Interest expense, net	366	389
Provision for (benefit from) income taxes	16	(26)
Depreciation and amortization	403	481
EBITDA	175	692
Adjustments:
Asset impairments, including loss on assets held for sale	148	14
Goodwill impairments	469	—
Restructuring and integration costs	3	4
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	(9)	13
Loss on extinguishment of debt	5	24
Share-based compensation	31	27
Separation costs and separation-related costs	29	—
Other adjustments:
Litigation and other matters	—	23
IT infrastructure investment	5	7
Legal and other professional fees (a)	17	9
Net gain on sale of assets	(23)	(1)
Acquired in-process research and development costs	2	1
Adjusted EBITDA (non-GAAP)	$852	$813
(a) Legal and other professional fees incurred during the three months ended March 31, 2021 and 2020 in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.

17 | Page

Bausch Health Companies Inc.							Table 3
Organic Growth (non-GAAP) - by Segment
For the Three Months Ended March 31, 2021 and 2020
(unaudited)
	Calculation of Organic Revenue for the Three Months Ended
	March 31, 2021			March 31, 2020			Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)							Amount	Pct.
Bausch + Lomb (c)
Global Vision Care	$224	$(6)	$218	$193	$—	$193	$25	13%
Global Surgical	162	(8)	154	153	(2)	151	3	2%
Global Consumer Products (c)	331	(8)	323	330	—	330	(7)	(2)%
Global Ophtho Rx (c)	164	(4)	160	199	—	199	(39)	(20)%
Total Bausch + Lomb	$881	$(26)	$855	$875	$(2)	$873	$(18)	(2)%

Bausch Pharma
Salix	$472	$—	$472	$477	$—	$477	$(5)	(1)%

International Rx (c)	306	(4)	302	291	(1)	290	12	4%

Ortho Dermatologics (c)
Ortho Dermatologics (c)	69	—	69	80	—	80	(11)	(14)%
Global Solta	72	(3)	69	51	—	51	18	35%
Total Ortho Dermatologics	141	(3)	138	131	—	131	7	5%

Diversified Products (c)
Neurology and Other (c)	154	—	154	157	(7)	150	4	3%
Generics (c)	48	—	48	60	—	60	(12)	(20)%
Dentistry	25	—	25	21	—	21	4	19%
Total Diversified Products	227	—	227	238	(7)	231	(4)	(2)%

Total Bausch Pharma revenues (d)	$1,146	$(7)	$1,139	$1,137	$(8)	$1,129	$10	1%

Total Bausch Health Companies	$2,027	$(33)	$1,994	$2,012	$(10)	$2,002	$(8)	—%
(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the body of the news release to which these tables are attached. Organic revenue (non-GAAP) for the three months ended March 31, 2021 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release). Organic revenue (non-GAAP) for the three months ended March 31, 2020 is calculated as revenue as reported less revenues attributable to divestitures and discontinuances during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period. Organic revenue (non-GAAP) is also adjusted for acquisitions, however, during the three months ended March 31, 2021 and 2020, there were no acquisitions.

18 | Page

(c) In connection with the planned separation of the Company's eye-health business into an independently traded entity from the remainder of Bausch Health Companies Inc, the Company has realigned and has begun managing its operations in a manner consistent with the organizational structure of the two separate entities as proposed by the separation. Commencing in 2021, the Company realigned its segment reporting structure and now operates in five reportable segments. Also, certain products historically included in the reported results of the Generics business unit in the Diversified Products segment are included in the reported results of the Global Ophtho Rx business unit in the Bausch + Lomb segment and certain products historically included in the reported results of the Global Consumer Products business unit in the Bausch + Lomb segment are included in the reported results of the Neurology and Other business unit in the Diversified products segment. All segment and business unit references in this news release are to this realigned segment and business unit reporting structure and prior period presentations of results have been conformed to the current segment and business unit reporting structure to allow investors to evaluate results between periods on a constant basis. For more information about the current segment reporting structure, please see "New Segment Structure" slide in the appendix to our First-Quarter 2021 Financial Results presentation.
(d) Bausch Pharma revenues, a non-GAAP metric, are determined by subtracting Bausch + Lomb segment revenues for the applicable period from total Bausch Health revenues for the applicable period.

19 | Page

Bausch Health Companies Inc.		Table 4
Other Financial Information
(unaudited)
(in millions)	March 31, 2021	December 31, 2020
Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents(a)	$679	$605
Restricted cash(b)	1,214	1,211
Cash, cash equivalents and restricted cash	$1,893	$1,816

Debt Obligations
Senior Secured Credit Facilities:
Revolving Credit Facility	$—	$—
Term Loan Facilities	4,336	4,332
Senior Secured Notes	4,020	4,217
Senior Unsecured Notes	15,370	15,364
Other	12	12
Total long-term debt and other, net of premiums, discounts and issuance costs	23,738	23,925
Plus: Unamortized premiums, discounts and issuance costs	247	260
Total long-term debt and other	$23,985	$24,185

Maturities and Mandatory Payments of Debt Obligations
Remainder of 2021	$—	$—
2022	—	—
2023	—	—
2024	2,091	2,291
2025	10,632	10,632
2026	1,500	1,500
2027 - 2031	9,762	9,762
Total debt obligations	$23,985	$24,185

	Three Months Ended March 31,
	2021	2020
Cash provided by operating activities	$443	$261
(a) As of March 31, 2021, Cash and cash equivalents excludes $54 million of cash and cash equivalents classified as held for sale associated with the Company's agreement to sell all of its equity interests in Amoun Pharmaceutical Company S.A.E.
(b) As of March 31, 2021 and December 31, 2020, Restricted cash includes $1,210 million of payments into an escrow fund under the terms of a settlement agreement regarding certain U.S. Securities Litigation, subject to two objectors' appeals of the final court approval. These payments will remain in escrow until final approval of the settlement.

20 | Page